Exhibit 99.1

AxoGen, Inc. Appoints Lisa N. Colleran to Board of Directors

Health care industry veteran brings 30+ years of executive experience to AxoGen, Inc. Board of Directors

ALACHUA, FL – July 10, 2018 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerves, today announced it increased its Board of Directors to eight members and appointed Lisa N. Colleran as a director to fill the newly created position.  Colleran was also appointed to the Audit Committee and the Governance and Nominating Committee.

“Lisa brings proven medical device and health care leadership, with strong market development and commercialization experience in fast growing companies,” commented Karen Zaderej, Chairman, Chief Executive Officer, and President. “We are excited to have her join our team and will benefit greatly from her valuable insights and passion for improving patient quality of life.”

Colleran is a 30+ year health care industry veteran and the former CEO, President, and Board member of LifeCell Corporation. During her 11-year tenure, LifeCell became one of the most successful medical device companies in plastic and general surgery. Under her leadership, LifeCell experienced significant clinical and commercial expansion, growing annual revenues from $25 million to $400 million. Prior to joining LifeCell,  she spent 20 years at Baxter Healthcare in various commercial, business development, and general management roles with increasing responsibilities.  Colleran is currently a Board member at Establishment Labs, an innovative breast implant company, and Rockwell Medical, a specialty pharmaceutical company focused on renal failure. She previously served as a Board member for Novadaq Technologies, Inc. prior to their acquisition by Stryker Corporation. Colleran has a Bachelor of Science degree in Nursing from Molloy College in New York and an MBA with a concentration in Marketing from Loyola University of Chicago in Illinois.

“I look forward to working with Karen, the Board of Directors, and the AxoGen team as they build the emerging peripheral nerve repair market and bring much needed clinical solutions to surgeons and their patients,” said Colleran.

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or discontinuity to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal® Neurosensory & Motor Testing System and AxoTouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The AxoGen portfolio of products is available in the United

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2018 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

AxoGen, Inc.

Kaila Krum, Vice President, Investor Relations and Corporate Development

kkrum@axogeninc.com

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com